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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

CLOUDCOMMERCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on August 2, 2017, on August 1, 2017, CloudCommerce, Inc. (the “Company”) entered into a Purchase Agreement with Parscale Media, LLC (“Parscale Media”) and Bradley Parscale (“Seller”), pursuant to which the Company agreed to purchase 100% of the issued and outstanding membership interests of Parscale Media (“Membership Interests”).

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on February on February 7, 2018, on February 1, 2018, the Company, Parscale Media and the Seller entered into an amendment (the “Amendment”) to the Purchase Agreement. Pursuant to the Amendment, the parties to the Purchase Agreement agreed that the $1,000,000 purchase price for the Membership Interest would be paid by the Company’s issuing the Seller an unsecured promissory note (the “Note”) in the principal amount (the “Principal Amount”) of one million ($1,000,000) dollars. As of November 20, 2018, the balance of the Note was $663,380.

Seller is the sole member of Parscale Strategy, LLC and Parscale Strategy, LLC owed the Company $729,979.37 related to certain invoices for work performed by the Company (the “Invoices”).

Pursuant to an Agreement November 20, 2018, the Company and the Seller agreed that the Note would be deemed paid in full and satisfied and $663,380 of the Invoices would be paid in full leaving a balance of $66,599.37 owed to the Company.

 Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.01	Agreement, date November 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLOUDCOMMERCE, INC.

Date: November 27, 2018	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer